UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 25, 2006

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York		10020

(Address of Principal Executive Offices)		(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

          On January 25, 2006 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2005.

          The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) that the Company reported a 12.8% increase for 2005 diluted earnings per share from continuing operations of $2.21, which includes a $0.01 gain on the sale of Corporate Value Consulting, a $0.04 restructuring charge, and a $0.03 increase in income taxes on the repatriation of funds. Also the Company reported that for the fourth quarter of 2005, diluted earnings per share from continuing operations were $0.50, including a $0.04 restructuring charge and a $0.03 increase in income taxes on the repatriation of funds. Diluted earnings per share from continuing operations for the fourth quarter of 2004 were $0.49.

          The Earnings Release contains two statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•

“In the fourth quarter of 2005, revenue for Financial Services grew by 10% to $650.4 million. Excluding the prior year revenue of $32.4 million from Corporate Value Consulting, which was sold at the end of September 2005, fourth quarter revenue increased by 16.4% on a non-GAAP basis.”

•

“In 2006, we confidently expect The McGraw-Hill Companies to produce another year of earnings growth. It will be a more challenging year in the K-12 education marketplace, which will decline in 2006 after a very strong performance in 2005. We also expect another very good performance from Financial Services, which once again is expected to achieve a double-digit increase in revenue - excluding revenue from Corporate Value Consulting which was divested in 2005 - and a double-digit increase in operating profit.”

          The Registrant believes that the disclosure of this data, which excludes the revenue from Corporate Value Consulting before its divestiture in 2005 is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses.  In addition, this data will facilitate period-to-period comparisons of the financial performance of the Registrant.

          Item 9.01.   Financial Statements and Exhibits.

          (99)  Earnings Release of the Registrant, dated January 25, 2006, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

	By:	/s/ Kenneth M. Vittor

Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: January 25, 2006

INDEX TO EXHIBITS

Exhibit Number

          (99)      Earnings Release of the Registrant, dated January 25, 2006, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2005.